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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT ("Agreement") is dated as of June 27, 2003, by and between BRAZOS RIVER LEASING, L.P., a Texas limited partnership (the "Seller"), and Monro Muffler Brake, Inc., a corporation organized under the laws of New York (the "Purchaser" and, together with the Seller, the "Parties").

     WHEREAS, the Seller owns Ten Thousand (10,000) shares of common stock, par value $1.00 (the "Shares") of Brazos Automotive Properties Management, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, the Seller desires to sell to the Purchaser the Shares and the Purchaser desires to buy the Shares upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Parties hereby agree as follows:

     1. Sale and Purchase of Shares.

          (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells and the Purchaser hereby purchases from the Seller the Shares for an aggregate purchase price of $50,000 (the "Purchase Price") (subject to Section 7 hereof), the receipt and sufficiency of which are hereby acknowledged.

          (b) On the date of this Agreement, the Seller has assigned and delivered to the Purchaser the stock certificate representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

     2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

          (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. The performance by the Purchaser of its obligations under this Agreement shall not violate any law, order, judgment or decree of a court or other governmental or regulatory authority to which the Purchaser is bound or subject;

          (b) The Purchaser understands that the Shares being purchased are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act") in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. The Purchaser understands that it


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     must bear the economic risk of the acquisition of the Shares made in connection herewith for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. The Purchaser further understands that the certificates representing the Shares shall bear the following legend:


         NO SHAREHOLDER OR OTHER PERSON SHALL HAVE ANY PREEMPTIVE RIGHT OR ANY RIGHT OF CUMULATIVE VOTING, BOTH BEING EXPRESSLY DENIED BY THE CERTIFICATE OF INCORPORATION OF BRAZOS AUTOMOTIVE PROPERTIES MANAGEMENT, INC. (THE "COMPANY") ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE. THE COMPANY WILL FURNISH A COPY OF SAID CERTIFICATE OF INCORPORATION, AS FROM TIME TO TIME AMENDED, TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.


     (c) No consent, approval or authorization from any person, entity or governmental authority is required to be obtained by the Purchaser in order to consummate the transaction contemplated herein;

     (d) The Purchaser can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and the risks of the investment. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company which have been requested, including, without limitation all certificates, instruments, agreements and other documents defining the rights, limitations and preferences of the Shares and the holders thereof. The Purchaser has conducted its own investigation of the Company and is not relying on any representations or warranties of the Seller other than those expressly set forth herein. The Purchaser understands that the Company is under no obligation to register the Shares on the Purchaser's behalf;

     (e) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and


     (f) The Purchaser (a) has not received any formal offer from any third party with respect to the acquisition of any substantial portion of the capital stock or assets of the Company or



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any of its subsidiaries within the twelve months immediately preceding the date of this Agreement and (b) is not currently engaged in any ongoing discussions with any third party concerning a transaction involving the sale of any substantial portion of the capital stock or assets of the Company or any of its subsidiaries and, as such, is not otherwise negotiating nor currently contemplating the entering into a letter of intent or any other definitive documentation relating to the sale of such stock or assets.


     3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

          (a) The Seller is the registered, legal and beneficial owner of, and has the power and authority to convey, the Shares free and clear of all liens, claims or security interests of any kind whatsoever, and such restrictions on transfer imposed by state and federal securities laws. Upon delivery of and payment for the Shares as herein provided and registration of the transfer on the register of shareholders of the Company, the Seller shall have conveyed to the Purchaser valid and marketable title to the Shares free and clear of all liens, claims and security interests of any kind whatsoever, except such restrictions on transfer imposed by state and federal securities laws;

          (b) The Seller has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement;

          (c) This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. The performance by the Seller of its obligations under this Agreement shall not violate any law, order, judgment or decree of a court or other governmental or regulatory authority to which the Purchaser is bound or subject.

          (d) The Company has no business, assets or liabilities other than its rights and obligations under that certain First Amended and Restated Agreement of Limited Partnership of Brazos Automotive Properties, L.P., dated as of September 15, 1998, by and among the Company, as general partner, and Heller Financial, Inc., as sole limited partner.

          (e) The Seller has no knowledge of any debts, obligations, liabilities or claimed liabilities of the Company incurred for the Company's exclusive benefit and not known to Monro Muffler Brake, Inc. or of the Company or of Brazos Automotive Properties, L.P. except those associated with the business of the Company described in Section 3(d) hereof under the Credit Agreement dated as of September 15, 1998, as amended as of March 19, 2003, and in connection with the Agreement for Ground Lease, the Agreement for Facilities Lease, the Ground Lease Agreement and the Facilities Lease Agreement, by and between Brazos Automotive Properties, L.P. and Monro Muffler Brake, Inc. and/or its designated subsidiaries or affiliates each dated as of September 15, 1998, as amended.

     4. Indemnity by the Seller. The Seller hereby agrees to indemnify and hold the Buyer harmless from any loss, cost, or expense (including reasonable attorneys' fees) that the Buyer may incur by reason of any breach of a warranty, representation, covenant or agreement made herein.

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     5. Additional Agreements.

          5.1 Further Assurances. Each of the Parties shall from time to time, at the request of the other party and without further consideration, execute such further instruments of conveyance and take such other actions as the requesting party may reasonably require to more effectively convey and transfer the Shares to the Purchaser. The Parties will furthermore sign all documents and do all things necessary to give effect to the transaction contemplated by this Agreement, including, without limitation executing and delivering such certificates, instruments and other documents necessary to assure the proper transfer of the Shares from the Seller to the Purchaser on the books and records of the Company.

     6. General Provisions.

          6.1 Survival of Representations and Warranties. The representations, warranties and agreements of the Parties contained herein shall survive the execution of this Agreement and shall continue to remain in full force and effect.

          6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          6.3. Binding. This Agreement shall inure to the benefit of and be binding upon the Parties, their respective successors, administrators, representatives, heirs and assigns.

          6.4. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both Parties hereto.

     7. Future Business Transactions. In the event that Seller, or any affiliate of Seller, and Purchaser, or any affiliate of Purchaser, enter into any new business transaction in the future, Seller agrees to credit for the benefit of Purchaser, or Purchaser's affiliate, the sum of $25,000 against the fees otherwise payable to Seller, or Seller's affiliate, associated with such new business transaction. This provision is not intended to and does not constitute a commitment or create an obligation on the part of either Seller or Purchaser to enter into any future business transaction. The terms of any future transaction will be subject to negotiation and acceptance by Seller and Purchaser in their respective sole discretion.

                  [Remainder of page intentionally left blank.]


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



                                        SELLER

                                        BRAZOS RIVER LEASING, L.P.

                                        By: Headwater Investments L.P.,
                                            its general partner

                                        By: Headwater Holdings, Inc.,
                                            its general partner

                                        By: /s/ Gregory C. Greene
                                            ----------------------------
                                            Gregory C. Greene



                                        PURCHASER

                                        Monro Muffler Brake, Inc.

                                        By: /s/ Catherine D'Amico
                                            ----------------------------
                                        Name: Catherine D'Amico
                                        Title: CFO


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